UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 30, 2003

                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                     1-12897                      94-2933952
------------------------    ------------------------       -------------------
(State of incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification No.)

          201 Mission Street
        San Francisco, California                          94105
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (415) 543-0404


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5. Other Events.

     Reported Net Credit Loss and Delinquency Rates. Providian Financial Corporation's reported net credit loss rate for the month ended June 30, 2003 and its 30+ day reported delinquency rate as of June 30, 2003 are presented in the table below. Reported net credit loss and delinquency rates exclude the impact of loans receivable removed or reclassified from loans receivable on the Company's balance sheet through its securitizations.


Net Credit Loss Rate (1)                  30+ Day Delinquency Rate (2)
------------------------                  ----------------------------
(Annualized) (Unaudited)                         (Unaudited)

        12.85%                                      8.31%

(1) Represents the principal amounts of reported loans receivable that have been charged off, less the total amount of recoveries on previously charged-off loans, expressed as a percentage of the average reported loans receivable during the period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties. Charged-off asset sales increased significantly in June, primarily due to favorable market conditions, which contributed to a substantial portion of the reduction in the net credit loss rate. Total average reported loans exclude a decrease of $3.2 million for market value adjustments related to the fair value of designated financial instruments.
(2) Represents reported loans that are 30+ days past due as of the last day of the monthly period, divided by the total reported loans as of the last day of the monthly period. Total reported loans exclude a decrease of $1.3 million for market value adjustments related to the fair value of designated financial instruments.


     Providian Gateway Master Trust Net Credit Loss and Delinquency Rates. Providian Gateway Master Trust's net credit loss rate for the month ended June 30, 2003 and its 30+ day delinquency rate as of June 30, 2003 are presented in the table below.

Trust Net Credit Loss Rate (1)            30+ Day Trust Delinquency Rate (2)
------------------------------            ----------------------------------
  (Annualized) (Unaudited)                            (Unaudited)

          16.76%                                        11.98%

(1) Principal charge-offs for the monthly period for loans in the Trust less the total amount of recoveries on previously charged-off loans, divided by the principal receivables outstanding in the Trust as of the last day of the prior monthly period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties. Charged-off asset sales increased significantly in June, primarily due to favorable market conditions, which contributed to a substantial portion of the reduction in the Trust net credit loss rate. During a month in which an addition of accounts to the Trust takes place, the weighted average principal receivables outstanding in the Trust is used as the denominator (calculated based on the principal receivables outstanding in the Trust as of the last day of the prior monthly period and the principal receivables outstanding in the Trust immediately following such addition).
(2) Total loans in the Trust that are 30+ days past due as of the last day of the monthly period, divided by the total loans in the Trust as of the last day of the monthly period.


     Providian Gateway Master Trust Excess Spread. Series-specific three-month average excess spreads for the Providian Gateway Master Trust for the month ended June 30, 2003 are presented in the table below.

                           Excess Spread by Series (1)
                           ---------------------------
                             (Annualized) (Unaudited)

              Three-Month Average    Class A Invested    Class A Expected Final
                Excess Spread            Amount (2)           Payment Date
              -------------------    ----------------     ---------------------
Series 2000-A      3.04%             $566,660,000              April 15, 2005
Series 2000-B      3.28%             $625,000,000           September 15, 2005
Series 2000-C      3.33%             $575,000,000           September 15, 2003
Series 2001-A      3.32%             $500,000,000             March 15, 2004
Series 2001-B      3.29%             $850,000,000             April 17, 2006
Series 2001-C      3.35%             $550,000,000              May 17, 2004
Series 2001-D      3.19%             $650,000,000              May 15, 2008
Series 2001-E      3.28%             $650,000,000             June 15, 2006
Series 2001-F      3.37%             $350,000,000             July 15, 2004
Series 2001-G      3.23%             $400,000,000             July 15, 2008
Series 2001-H      3.17%             $375,000,000           September 15, 2006
Series 2002-A (4)  3.62%           $1,482,000,000         November 17, 2003 (3)
Series 2002-B      3.14%             $750,000,000           December 15, 2005

(1) Excess spread for a series is based on the series' portfolio yield (generally, finance charge, fee and interchange collections allocated to the series minus principal charge-offs, net of recoveries including proceeds from the sale of charged-off loans to third parties, allocated to the series) less the series' base rate (generally, interest payable to series investors, servicing fees allocated to the series, and, for some series, certain fees payable to third-party credit enhancers), in each case measured as a percentage of the series' invested amount. The excess spreads for the month of June included in the three-month averages include the benefit of proceeds realized from the sale of charged-off assets in the Trust, which increased significantly in June. A pay out event for a series will occur, and early amortization of the series will begin, if the three-month average excess spread for the series is less than 0%.
(2) Class A Invested Amounts are as of June 30, 2003. These exclude Class B Invested Amounts and Class C Invested Amounts held by third-party investors, in the aggregate amount of $601,330,000 for all series.
(3) Series 2002-A does not have a Class A Expected Final Payment Date. This series has a scheduled amortization period for the payment of principal for which the initial payment date is listed in the table above. Commencement of the scheduled amortization period is subject to extension under certain circumstances.
(4) For Series 2002-A, a pay out event will occur, and early amortization of the series will begin, if a pay out event with respect to any other series of the Providian Gateway Master Trust occurs.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PROVIDIAN FINANCIAL CORPORATION
                                                  (Registrant)


Date:  July 15, 2003                 By: /s/ Anthony F. Vuoto
                                         ----------------------------------
                                         Anthony F. Vuoto
                                         Vice Chairman and
                                         Chief Financial Officer